EXHIBIT 10.7


                             STOCK OPTION AGREEMENT

         THIS AGREEMENT, effective as of the 1st day of March, 2003, by and between XRG, INC., a Delaware corporation (hereinafter referred to as the "Company"), and MICHAEL T. CRONIN (hereinafter referred to as "Optionee").

                              W I T N E S S E T H:

     WHEREAS, the Company has retained the Optionee as corporate and securities counsel; and

     WHEREAS, the Company is agreeable to issuing the Optionee the options in this Agreement in consideration of Optionee deferring his legal fees.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

     1. Grant of Option. The Company hereby grants to Optionee an option to acquire 100,000 shares of the Company's common stock subject at the exercise price of $.001 per share.

     2. General Terms. The options shall have a five (5) year term. Optionee may exercise his option by written notice to the Company, specifying the intent of the Optionee to exercise his option, the date on which he will purchase such shares, and the number of shares to be purchased. Upon the date so specified, Optionee shall pay the Company the purchase price for the number of shares to be so purchased in cash or cashier's check, and shall sign such investment letter as shall be required by the Company.

     The Company should not be obligated to deliver any shares unless and until there has been compliance with all applicable securities regulations.

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     3. Merger;  Consolidation or Sale of Assets;  Acceleration;  Initial Public
Offering. Upon the reorganization, merger or consolidation of the Company in which the Company is not the surviving entity (other than a merger under Section 368(f) of the Internal Revenue Code of l986, as amended, for a change of domicile, which is excluded from the definition of Material Transaction), or upon the dissolution or liquidation of the Company, or upon the sale of all or substantially all the assets of the Company in a transaction or series of related transactions, or upon an initial public offering (each of the foregoing is referred to herein as a "Material Transaction"), Optionee shall have the right to exercise the option with respect to all shares. The Company shall give the Optionee written notice at least thirty (30) days prior to the consummation of a Material Transaction. Upon receipt of such notice from the Company, the Optionee may exercise the option and make payment of the exercise price in accordance with the procedures described in Section 2 above by delivering a written notice to the Company at least five (5) days prior to the consummation of the Material Transaction. Unless otherwise provided by the Board of Directors of the Company, if the Optionee does not exercise the Option or only exercises the Option in part, then upon the consummation of the Material Transaction, the Option (or the portion of the unexercised Option) shall automatically expire and be of no further force or effect.

     4. Adjustments. In the event of any stock dividend, split-up, combination or exchange of shares, recapitalization, merger, consolidation, acquisition of property or stock, separation, reorganization, or the like, the number and class of shares subject to this Agreement and the option price therefor shall be proportionately adjusted.

     5. Non-Transferability of Options. The option granted hereunder shall not be transferable by Optionee otherwise than by will or the laws of descent and distribution, or to Optionee and his wife by tenants by the entireties and may be exercised during the lifetime of the Optionee only by him.

     6. Death.

          a. In the event of the death of Optionee while the option granted hereunder is outstanding, such option may be exercised by the person or persons to whom Optionee's rights under the option are passed by will or the laws of descent and distribution (including his estate during the period of administration) at any time prior to the earlier of (i) the expiration date of the option, or (ii) the expiration of one (1) year after the date of Optionee's death (or such longer period, not exceeding one (1) additional year, as the Board of Directors or Administrative Committee may approve), to the extent of the option granted hereunder.

     7. Expenses. The Company shall pay the cost of documentary stamps on any stock issued hereunder.

     8. Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

     9. Construction and Severability. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, and the invalidity of any one or more portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law shall not affect the validity of any other portion of this Agreement; and in the event that one or more portions contained herein shall be invalid, this instrument shall be construed as if such invalid portions had not been inserted.

     10. Binding. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, their personal representatives, heirs, successors and assigns.

     11. Costs and Attorney's Fees. If the obligations of the parties expressed herein are the subject of litigation, the prevailing party shall be entitled to recover from the other party all reasonable costs and expenses of such litigation, including reasonable attorneys fees and costs of appeal.

     12. Modification. No change or modification in this Agreement shall valid unless the same be in writing and signed by the parties hereto.

     13. Applicable Law. This Agreement shall be construed and regulated under and by the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                   XRG, INC., a Delaware corporation

                                   By:
                                      --------------------------------------
                                                  President

                                   Attest:
                                      --------------------------------------
                                                  Secretary




                                      --------------------------------------
                                              MICHAEL T. CRONIN